Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee Treasurer, VP — Investor Relations Telephone: (978) 688-1811 Fax: (978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS RECORD SECOND QUARTER EPS DRIVEN BY STRONG OPERATING PERFORMANCE

•                  Sales totaled $371 million, down 4.1% year-over-year due to the exit of undifferentiated products

•                  Organic sales were up 4% with growth across all regions

•                  GAAP and adjusted operating margin expanded by 330 bps and 100 bps, to 12.3% and 11.9%, respectively, due to stronger volume, favorable product mix and productivity, including sourcing and incremental restructuring savings.

•                  Record GAAP EPS and adjusted EPS of $0.83 and $0.75, up 51% and 9%, respectively

•                  GAAP results include an after-tax gain of $8.3 million on sale of a China subsidiary; the gain is excluded from adjusted earnings

•                  Reaffirming full year 2016 outlook

North Andover, MA…August 4, 2016.  Watts Water Technologies, Inc. (NYSE: WTS) today announced second quarter 2016 results. Sales of $371.1 million decreased 4.1% compared to the same period in 2015. Second quarter GAAP EPS was $0.83 as compared to $0.55 for the same period last year while adjusted EPS was $0.75 as compared to $0.69 for the same period last year.

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “We were pleased that our solid operating performance continued through the second quarter. Each of our regions grew sales organically, both sequentially and as compared to the prior year. We delivered record second quarter adjusted EPS, principally from expanded operating margins that resulted from increased volume and productivity, including sourcing, transformation and restructuring actions we have undertaken as an organization.  As expected, our cash flow in the first half was lower than the prior year due to the impact on working capital of our transformation initiatives, and capital spending increases.  We expect cash flow to normalize and grow as the year progresses.  Overall, we had a very good quarter and first half that included organic revenue growth, strong margin expansion and EPS growth.”

Summarized second quarter results:

	Second quarter ended
(In millions, except per share information)	July 3, 2016	June 28, 2015	% Change
Sales	$371.1	$386.9	(4.1)%
Net income	$28.6	$19.3	48.2%
Diluted earnings per share	$0.83	$0.55	50.9%
Special items	(0.08)	0.14
Adjusted earnings per share	$0.75	$0.69	8.7%

Additional Noteworthy Items

•                  For the first six months of 2016, operating cash flow was $7.8 million, net capital expenditures were $19.2 million and free cash outflow was $11.4 million.  In the comparable period last year, operating cash flow was $41.9 million, net capital expenditures were $12.5 million and free cash flow was $29.5 million.  The reduction in both operating cash flow and free cash flow was largely due to the anticipated impact on working capital from our transformation initiatives and anticipated higher capital spending in 2016 to support growth and productivity initiatives.  We expect improvement in free cash flow during the second half of 2016.

•                  For GAAP reporting, we recorded an after-tax gain of $8.3 million related to the sale of a China subsidiary.  The gain includes a non-cash accumulated currency translation adjustment credit of $6.9 million.  Proceeds from the sale will approximate $9.0 million.

•                  We repurchased 91,500 shares of Class A common stock at a cost of approximately $5.2 million during the second quarter.  Year-to-date, we have purchased approximately 359,000 shares at a cost of approximately $17.6 million.  Approximately $65 million remains under the current authorization, which has no expiration date.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2016 on Friday, August 5, 2016, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 5, 2017.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to organic sales growth for 2016, expected normalization and growth of cash flow as the year progresses, expected improvement in free cash flow during the year, inventory normalization, our long-term growth strategy, our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; failure of the settlements in Ponzo v. Watts and Klug v. Watts to gain approval; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 3,	June 28,	July 3,	June 28,
	2016	2015	2016	2015
Net sales	$371.1	$386.9	$715.3	$743.1
Cost of goods sold	220.4	241.1	429.4	466.8
GROSS PROFIT	150.7	145.8	285.9	276.3
Selling, general and administrative expenses	110.5	106.3	213.1	212.0
Restructuring and other charges, net	3.2	4.7	4.6	6.7
Gain on disposition	(8.7)	—	(8.7)	—

OPERATING INCOME	45.7	34.8	76.9	57.6

Other (income) expense:
Interest income	(0.3)	(0.2)	(0.5)	(0.4)
Interest expense	5.5	5.9	12.2	11.8
Other income, net	(0.9)	(0.4)	(3.1)	(0.6)
Total other expense	4.3	5.3	8.6	10.8
INCOME BEFORE INCOME TAXES	41.4	29.5	68.3	46.8
Provision for income taxes	12.8	10.2	23.5	15.9

NET INCOME	$28.6	$19.3	$44.8	$30.9

BASIC EPS
NET INCOME PER SHARE	$0.83	$0.55	$1.30	$0.88
Weighted average number of shares	34.5	35.0	34.4	35.1

DILUTED EPS
NET INCOME PER SHARE	$0.83	$0.55	$1.30	$0.88
Weighted average number of shares	34.5	35.1	34.5	35.1
Dividends declared per share	$0.18	$0.17	$0.35	$0.32

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	July 3,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$286.7	$296.2
Trade accounts receivable, less allowance for doubtful accounts of $12.1 million at July 3, 2016 and $10.1 million at December 31, 2015	220.3	186.4
Inventories, net:
Raw materials	84.2	88.5
Work in process	16.8	15.2
Finished goods	146.5	136.3
Total Inventories	247.5	240.0
Prepaid expenses and other assets	52.2	46.1
Deferred income taxes	38.8	38.4
Assets held for sale	2.0	1.9
Total Current Assets	847.5	809.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	504.3	498.6
Accumulated depreciation	(319.3)	(314.2)
Property, plant and equipment, net	185.0	184.4
OTHER ASSETS:
Goodwill	495.5	489.0
Intangible assets, net	183.4	192.8
Deferred income taxes	2.2	3.7
Other, net	10.9	11.9
TOTAL ASSETS	$1,724.5	$1,690.8

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$88.4	$101.7
Accrued expenses and other liabilities	137.4	145.7
Accrued compensation and benefits	42.2	46.5
Current portion of long-term debt	1.5	1.1
Total Current Liabilities	269.5	295.0
LONG-TERM DEBT, NET OF CURRENT PORTION	601.5	574.2
DEFERRED INCOME TAXES	71.3	71.8
OTHER NONCURRENT LIABILITIES	48.4	44.9

STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,851,012 shares at July 3, 2016 and 28,049,908 shares at December 31, 2015	2.8	2.8
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at July 3, 2016 and December 31, 2015	0.6	0.6
Additional paid-in capital	523.0	512.0
Retained earnings	332.2	317.7
Accumulated other comprehensive loss	(124.8)	(128.2)
Total Stockholders' Equity	733.8	704.9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,724.5	$1,690.8

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 3,	June 28,
	2016	2015
OPERATING ACTIVITIES
Net income	$44.8	$30.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	14.7	15.6
Amortization of intangibles	10.2	10.3
Loss on disposal and impairment of property, plant and equipment and other	1.9	1.3
Gain on acquisition	(1.7)	—
Gain on disposition	(8.3)	—
Stock-based compensation	7.3	5.1
Deferred income tax benefit	(0.4)	(4.4)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(30.6)	(27.3)
Inventories	(5.5)	9.3
Prepaid expenses and other assets	1.8	(1.5)
Accounts payable, accrued expenses and other liabilities	(26.4)	2.6
Net cash provided by operating activities	7.8	41.9

INVESTING ACTIVITIES
Additions to property, plant and equipment	(19.2)	(12.5)
Proceeds from the sale of property, plant and equipment	—	0.1
Business acquisitions, net of cash acquired	(2.1)	0.7
Net cash used in investing activities	(21.3)	(11.7)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	530.0	—
Payments of long-term debt	(500.7)	(0.8)
Payments of capital leases and other	(1.1)	(2.9)
Proceeds from share transactions under employee stock plans	2.7	1.2
Tax benefit of stock awards exercised	0.2	0.1
Payments to repurchase common stock	(17.6)	(19.5)
Debt issuance costs	(2.1)	—
Dividends	(12.0)	(11.3)
Net cash used in financing activities	(0.6)	(33.2)
Effect of exchange rate changes on cash and cash equivalents	4.6	(13.5)
DECREASE IN CASH AND CASH EQUIVALENTS	(9.5)	(16.5)
Cash and cash equivalents at beginning of year	296.2	301.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$286.7	$284.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Americas	$239.5	$262.8	$461.8	$500.2
EMEA	117.4	112.2	228.4	221.2
Asia-Pacific	14.2	11.9	25.1	21.7
Total	$371.1	$386.9	$715.3	$743.1

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Americas	$35.4	$36.1	$63.5	$60.3
EMEA	10.5	9.4	20.7	14.8
Asia-Pacific	9.5	(1.8)	10.8	(0.3)
Corporate	(9.7)	(8.9)	(18.1)	(17.2)
Total	$45.7	$34.8	$76.9	$57.6

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	July 3, 2016	June 28, 2015	July 3, 2016	June 28, 2015

Americas	$3.4	$1.9	$6.2	$3.7
EMEA	2.9	2.8	5.5	5.5
Asia-Pacific	16.3	32.6	41.7	63.1
Total	$22.6	$37.3	$53.4	$72.3

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, gains on acquisition and disposition,  the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, which allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Second Quarter Ended		Six Months Ended
	July 3,	June 28,	July 3,	June 28,
	2016	2015	2016	2015

Net sales	$371.1	$386.9	$715.3	$743.1

Operating income - as reported	$45.7	$34.8	$76.9	$57.6
Operating margin %	12.3%	9.0%	10.8%	7.8%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	—	—	0.1	0.2
- Purchase accounting adjustment	0.5	—	0.5	0.9
	0.5	—	0.6	1.1

Restructuring and other charges, net	3.2	4.7	4.6	6.7

Gain on disposition	(8.7)	—	(8.7)	—

Deployment costs related to transformation activities
- EMEA transformation	0.1	0.6	0.1	2.5
- Americas & Asia-Pacific transformation	3.3	1.9	7.9	3.4
	3.4	2.5	8.0	5.9

Total adjustments for special items	$(1.6)	$7.2	$4.5	$13.7

Operating income - as adjusted	$44.1	$42.0	$81.4	$71.3
Adjusted operating margin %	11.9%	10.9%	11.4%	9.6%

Net income - as reported	$28.6	$19.3	$44.8	$30.9

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	—	—	0.1	0.1
- Gain on acquisition	—	—	(1.0)	—
- Purchase accounting adjustment	0.4	—	0.4	0.6
	0.4	—	(0.5)	0.7

Restructuring and other charges, net	2.2	3.4	3.0	4.7

Gain on disposition	(8.3)	—	(8.3)	—

Deployment costs related to transformation activities
- EMEA transformation	0.1	0.4	0.1	1.7
- Americas & Asia-Pacific transformation	2.0	1.2	4.9	2.2
	2.1	1.6	5.0	3.9
Other Items
- Tax adjustments	1.0	—	1.6	—

Total Adjustments for special items - tax affected:	$(2.6)	$5.0	$0.8	$9.3

Net income - as adjusted	$26.0	$24.3	$45.6	$40.2

Diluted earnings per share - as reported	$0.83	$0.55	$1.30	$0.88
Adjustments for special items	(0.08)	0.14	0.02	0.26
Diluted earnings per share - as adjusted	$0.75	$0.69	$1.32	$1.14

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Second Quarter Ended					Second Quarter Ended
	July 3, 2016					June 28, 2015
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$239.5	117.4	14.2	—	371.1	$262.8	112.2	11.9	—	386.9

Operating income (loss) - as reported	$35.4	10.5	9.5	(9.7)	45.7	$36.1	9.4	(1.8)	(8.9)	34.8
Operating margin %	14.8%	8.9%	66.9%		12.3%	13.7%	8.4%	-15.1%		9.0%

Adjustments for special items	$4.1	2.6	(8.2)	(0.1)	(1.6)	$2.5	1.3	3.4	—	7.2

Operating income (loss) — as adjusted	$39.5	13.1	1.3	(9.8)	44.1	$38.6	10.7	1.6	(8.9)	42.0
Adjusted operating margin %	16.5%	11.1%	9.2%		11.9%	14.7%	9.5%	13.4%		10.9%

	Six Months Ended					Six Months Ended
	July 3, 2016					June 28, 2015
	Americas	EMEA	Asia- Pacific	Corporate	Total	Americas	EMEA	Asia- Pacific	Corporate	Total

Net sales	$461.8	228.4	25.1	—	715.3	$500.2	221.2	21.7	—	743.1

Operating income (loss) - as reported	$63.5	20.7	10.8	(18.1)	76.9	$60.3	14.8	(0.3)	(17.2)	57.6
Operating margin %	13.8%	9.1%	43.0%		10.8%	12.1%	6.7%	-1.4%		7.8%

Adjustments for special items	$9.0	3.0	(7.5)	—	4.5	$6.2	4.0	3.4	0.1	13.7

Operating income (loss) — as adjusted	$72.5	23.7	3.3	(18.1)	81.4	$66.5	18.8	3.1	(17.1)	71.3
Adjusted operating margin %	15.7%	10.4%	13.1%		11.4%	13.3%	8.5%	14.3%		9.6%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Second Quarter Ended
	Americas	EMEA	Asia-Pacific	Total

Reported net sales July 3, 2016	$239.5	$117.4	$14.2	$371.1
Reported net sales June 28, 2015	262.8	112.2	11.9	386.9
Dollar change	$(23.3)	$5.2	$2.3	$(15.8)
Net Sales % increase (decrease)	-8.9%	4.6%	19.3%	-4.1%
Decrease (increase) due to foreign exchange	0.3%	-1.8%	4.6%	-0.2%
Decrease due to divestitures	13.0%	—	16.2%	9.3%
(Increase) due to acquisition	—	—	-35.3%	-1.1%
subtotal	13.3%	-1.8%	-14.5%	8.0%
Organic sales increase	4.4%	2.8%	4.8%	3.9%

	Six Months Ended
	Americas	EMEA	Asia-Pacific	Total

Reported net sales July 3, 2016	$461.8	$228.4	$25.1	$715.3
Reported net sales June 28, 2015	500.2	221.2	21.7	743.1
Dollar change	$(38.4)	$7.2	$3.4	$(27.8)
Net Sales % increase (decrease)	-7.7%	3.3%	15.7%	-3.7%
Decrease (increase) due to foreign exchange	0.5%	0.4%	3.9%	0.6%
Decrease due to divestitures	12.7%	—	17.2%	9.0%
(Increase) due to acquisition	—	—	-31.4%	-1.0%
subtotal	13.2%	0.4%	-10.3%	8.6%
Organic sales increase	5.5%	3.7%	5.4%	4.9%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 3,	June 28,
	2016	2015

Net cash provided by operations - as reported	$7.8	$41.9
Less: additions to property, plant, and equipment	(19.2)	(12.5)
Plus: proceeds from the sale of property, plant, and equipment	—	0.1
Free cash flow	$(11.4)	$29.5

Net income - as reported	$44.8	$30.9

Cash conversion rate of free cash flow to net income	-25.4%	95.5%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	July 3,	December 31,
	2016	2015

Current portion of long-term debt	$1.5	$1.1
Plus: Long-term debt, net of current portion	601.5	574.2
Less: Cash and cash equivalents	(286.7)	(296.2)
Net debt	$316.3	$279.1

Net debt	$316.3	$279.1
Plus: Total stockholders’ equity	733.8	704.9
Capitalization	$1,050.1	$984.0

Net debt to capitalization ratio	30.1%	28.4%